UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2025, Safe and Green Development Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors (the “Purchasers”) for the issuance and sale in a private placement transaction (the “Private Placement”) of 360,000 shares of a newly designated series of Series B Non-Voting Convertible Preferred Stock (the “Preferred Stock”) convertible at an initial conversion price of $1.36 per share into 6,617,647 shares of common stock (the “Conversion Shares”) and common warrants (the “Warrants”) to purchase up to 6,617,647 shares of common stock (the “Warrant Shares”) exercisable at an initial exercise price of $1.36 per share, subject, among other things, to adjustment, shareholder approval and certain beneficial ownership limitations set by each holder, for a combined purchase price of $25.00 for each share of Preferred Stock and accompanying Warrant, which pricing was designed to be in accordance with the "Minimum Price" requirement as defined in the Nasdaq rules. The Private Placement closed on October 17, 2025 (the “Closing Date”).  The net proceeds to the Company from the Private Placement were approximately $8.175 million, after deducting placement agent fees and the payment of other offering expenses associated with the offering that were payable by the Company.

The Company intends to use a portion of the net proceeds from the Private Placement to accelerate operational expansion at its Resource Group site in Myakka City, Florida, including to purchase additional processing equipment intended to increase material throughput and open new revenue channels within existing compost and organics handling activities. The Company also intends to apply a portion of the proceeds toward reducing certain debt obligations, for strategic investments and acquisitions and for working capital purposes, including supporting the scaling of Resource Group’s revenue-generating operations.

The Preferred Stock

Certificate of Designation

The terms of the Preferred Stock are set forth in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”). On October 16, 2025, the Company filed the Certificate of Designation with the Delaware Secretary of State which sets forth the following key terms:

Par Value/ Stated Value

The Preferred Stock has $0.001 par value and a stated value equal to $25.00.

Conversion Terms.

Each share of Preferred Stock is initially convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, at $1.36 per share. In addition, on the five-year anniversary of issuance of the Preferred Stock (the “Mandatory Conversion Date”), all outstanding shares of Preferred Stock will be automatically converted into shares of common stock at the then applicable conversion price.

The conversion price is subject to adjustment for dilutive issuances, stock dividends, stock splits or similar events, subject to a floor price of $0.242 (the “Floor Price”). The issuance of all of the Conversion Shares issuable upon conversion of the Preferred Stock, including, without limitation, to give full effect to any adjustment to the conversion price following any stock dividend, stock split or other share combination event or dilutive issuance is subject to Company shareholder approval. If the Preferred Stock were to fully convert (including if the conversion price is reduced to the Floor Price), the Company would issue up to 37,190,083 shares of Common Stock.

On the later of (i) the earlier of (1) the date that a registration statement registering the Registrable Securities (as defined in the Registration Rights Agreement) is declared effective or (2) the Registrable Securities are able to be resold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the date the Company’s shareholders approve the issuance of all the Conversion Shares (the “Reset Date”), the conversion price of the Preferred Stock will be reset to the lowest volume weighted average price of the Common Stock on the five trading days prior to the Reset Date; provided that the reset price cannot be lower than the Floor Price. If a holder elects to convert following a dilutive issuance that would cause the conversion price to be less than the Floor Price, then in addition to the Conversion Shares, the Company will pay to the holder an amount in cash equal to the product obtained by multiplying (a) any bid price selected by holder for the Company’s Common Stock as published on Bloomberg within one hour preceding the submission of the conversion notice by the holder, by (b) the difference obtained by subtracting (1) the quotient obtained by dividing (a) the aggregate stated value of those shares being converted, by (b) the Floor Price, from (2) the quotient obtained by dividing (x) the aggregate stated value of those shares being converted, by (y) the adjusted conversion price without giving effect to the Floor Price.

No fractional shares of Common Stock will be issued upon conversion of the Preferred Stock.

Dividend Terms.

The holders of the Preferred Stock are entitled to receive annual non-compounding dividends at the rate of 9% per annum from any funds legally available for the declaration of dividends, payable (i) on each conversion date (with respect only to Preferred Stock being converted), (ii) on each such other date as the Company may determine pursuant; (iii) upon any liquidation of the Company; and (iv) upon occurrence of a Fundamental Transaction (as defined in the Certificate of Designation) in cash or, solely in the event of (i) above, in cash or in shares of Common Stock; provided, however, that upon the conversion of any shares of Preferred Stock prior to the Mandatory Conversion Date, the Company will also pay to the holders of the shares so converted, an amount equal to all of the dividends that, but for the applicable conversion prior to the Mandatory Conversion Date, would have otherwise accrued on the shares of being so converted for the period commencing on the applicable conversion date and ending on the Mandatory Conversion Date (the “Make-Whole Payment”), payable at the option of the Company, in cash or in shares of Common Stock. With respect to any dividend and Make-Whole Payments paid in shares of Common Stock, the number of shares of Common Stock to be issued will be equal to an amount equal to the quotient of (x) the amount of the dividend payable divided by (y) the lower of (a) the conversion price then in effect and (b) the volume weighted average price (VWAP) of the Common Stock on the trading day prior to the applicable conversion date (the lower of (a) and (b), the “Dividend Conversion Price”), provided that the Dividend Conversion Price may not be less than the Floor Price.

If the Dividend Conversion Price is lower than the Floor Price and the Company elects to pay a dividend or Make-Whole Payment in shares of Common Stock, in addition to the number of shares of Common Stock payable calculated using the Floor Price, the Company will pay the holders of the Preferred Stock an amount in cash equal to the product of (A) any bid price selected by the holder for the Company’s Common Stock as published on Bloomberg within one hour preceding the submission of the conversion notice by the holder, and (B) the difference obtained by subtracting (1) the quotient obtained by dividing (a) the amount of the dividend payable to such holder by (b) the Floor Price, from (2) the quotient obtained by dividing (x) the amount of the dividend payable to such Holder by (y) the Dividend Conversion Price without giving effect to the Floor Price. If the Company were to elect to pay the dividends all in Common Stock and the Dividend Conversion Price was reduced to the Floor Price, the Company would issue up to 16,735,537 shares of Common Stock.

Limitations on Conversion.

The holders of the Preferred Stock are prohibited from converting shares of Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Rank; Liquidation Preference.

In the event of the liquidation, dissolution or winding-up of the Company (a “Liquidation”), the holders of Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to its shares of Preferred Stock if such shares had been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up (without giving effect for such purposes to any beneficial ownership limitation) subject to the preferential rights of holders of any class or series of capital stock of the Company specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon Liquidation, whether voluntarily or involuntarily.

Voting Rights

Except as otherwise required by law, the Preferred Stock will have no voting rights; provided, however, as long as any shares of Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a senior to, or otherwise pari passu with, the Preferred Stock, amend its certificate of incorporation in any manner that adversely affects any rights of the holders of Preferred Stock, increase the number of authorized shares of Preferred Stock or enter into any agreement with respect to any of the foregoing.

The Warrants

Exercise Price

The exercise price of and number of securities issuable under the Warrants are subject to adjustment for dilutive issuances, stock dividends, stock splits or similar events, subject to a Floor Price (as defined in the Warrants). The Warrants issued in the Private Placement are not exercisable until the shareholders of the Company approve the issuance of all shares of Common Stock pursuant to the terms of the Warrants and will expire two and one-half years following such approval (the “Termination Date”). In the case of certain Dilutive Issuances (as such term is defined in the Warrant) the exercise price and the number of shares issuable under the Warrants will be adjusted; provided, however that the exercise price shall not be adjusted to be below the Floor Price. If the Warrants were to fully exercise at the Floor Price, the Company would issue up to 37,190,083 shares of Common Stock

On the later of (i) the earlier of the date that the a registration statement is declared effective or (ii) the Registrable Securities (as such term is defined in the Registration Rights Agreement) are able to be resold pursuant to Rule 144 of the Securities Act) and (ii) the date the Company’s shareholders approve the issuance of all of the Warrant Shares (the “Warrant Reset Date”), (including, without limitation, to give full effect to any adjustment to the exercise price following any stock dividend, stock split or other share combination event or dilutive issuance or reset of the exercise price) the exercise price of the Warrants will be reset to the lowest volume weighted average price of the Common Stock on the five trading days prior to the Warrant Reset Date; provided that the reset price cannot be lower than the Warrant Floor Price.

Cashless Exercise

In the event there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares, the Warrants may be exercised, in whole or in part, by means of a “cashless exercise” in which case the holder will be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing, as applicable, the volume weighted average price (VWAP) of the Common Stock on the date immediately preceding the exercise date (if the notice of exercise is (1) both executed and delivered on a day that is not a Trading Day (as defined in the Warrant) or (2) both executed and delivered on a Trading Day prior to the opening of “regular trading hours) or the bid price of the Common Stock as of the time of the holder’s execution of the applicable notice of exercise (if the notice of exercise is executed during “regular trading hours” on a Trading Day), less the exercise price of the Warrant multiplied by the number of Warrant Shares that would be issuable upon exercise of the Warrant if the exercise were by means of a cash exercise rather than a cashless exercise. In addition, the holder may also effect an “alternative cashless exercise” at any time on or after the date of the shareholder approval of the issuance of all of the Warrant Shares and the holder will receive the aggregate number of Warrant Shares that would be issuable upon exercise of the Warrant if such exercise were by means of a cash exercise. On the termination date of the Warrant, the Warrant shall be automatically exercised via cashless exercise on an “alternative cashless exercise, provided that the shareholder approval shall have occurred.

Fundamental Transaction

If a Fundamental Transaction (as such term is defined in the Warrant) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of the Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the Warrant calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of the Common Stock as described in the Common Warrants.

Rights of Holder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of the Common Stock, including any voting rights, until the holder exercises the Warrant.

Limitations on Exercise

The holders of the Warrants are prohibited from exercising the Warrants for shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The Securities Purchase Agreement

The Purchase Agreement provides that the Company will file a proxy statement on Schedule 14A within 15 days of the Closing Date and hold a special meeting of shareholders at the earliest practical date after the date following the filing thereof, and in no event later than 60 days after the Closing Date (the “Shareholder Meeting Deadline”) for the purpose of obtaining the shareholder approval (“Shareholder Approval”) with respect to (i) reduction to the applicable conversion price in the Preferred Stock and the Warrant Floor Price, (ii) adjustment terms in the Preferred Stock and the Warrants, (iii) issuance of all of the Conversion Shares upon the conversion of the Preferred Stock in accordance with its terms (including adjustment provisions set forth therein), (iv) issuance of all of the Warrant Shares upon the exercise of the Warrants in accordance with their terms (including adjustment provisions set forth therein), (v) any adjustment to the conversion price in the Preferred Stock following any stock dividend, stock split or other share combination event, Dilutive Issuance or Reset Date (as defined in the Certificate of Designation); (vi) any issuance of shares of Common Stock as a dividend in kind on the Preferred Stock and (vii) any adjustment to the exercise price or number of shares of Common Stock underlying the Warrants in the event of a Share Combination Event, Dilutive Issuance and Reset Date (as defined in the Warrants) and use its reasonable best efforts to obtain such Shareholder Approval. In addition, if despite the Company’s reasonable best efforts the Shareholder Approval is not obtained on or prior to the Shareholder Meeting Deadline, the Company will cause an additional shareholder meeting to be held on or prior to the 60th calendar day following the failure to obtain Shareholder Approval. If, despite the Company’s reasonable best efforts the Shareholder Approval is not obtained after such subsequent shareholder meetings, the Company will cause an additional shareholder meeting to be held every ninety days thereafter until (i) the Shareholder Approval is obtained, or (ii) December 31, 2026, whichever is sooner.

The Purchase Agreement provides that until the later of (i) six (6) months from its date, (ii) thirty (30) days following the date Shareholder Approval is obtained and effective, and (iii) the date that the Company has fewer than 40,000 shares of issued and outstanding Preferred Stock, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined therein).

Pursuant to the Purchase Agreement, until the 18-month anniversary of the Closing Date upon the Company or any of its subsidiaries issuing any securities, including common stock or preferred stock, Indebtedness (as defined in the Purchase Agreement) or entering into any Variable Rate Transaction the Purchasers were granted the right to participate in up to an amount of such financing equal to 50% of the financing on the same terms, conditions and price provided for in the financing.

In connection with the Purchase Agreement, the Purchasers received executed lock-up agreements from the directors, officers and 5% stockholders of the Company pursuant to which they agreed not to offer, sell, agree to offer or sell, solicit offers to purchase, convert, exercise, exchange, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any security of the Company until 90 days after the effective date of the registration statement relating to the Conversion Shares and shares of Common Stock issued as a dividend in kind on the Preferred Stock (assuming on such date the Preferred Stock is convertible at the Floor Price and the shares of Common Stock issued as a dividend in kind on the Preferred Stock (including any Make-Whole Payments paid in shares of Common Stock) are issued at the Floor Price), all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrants and assuming the exercise price and number of warrant shares adjusts to the floor price) and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

The Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, each of the Purchasers represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of October 16, 2025, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of all (a) all Conversion Shares and shares of Common Stock issued as a dividend in kind on the Preferred Stock (assuming on such date the Preferred Stock is convertible at the Floor Price (as defined in the Certificate of Designation) and the shares of Common Stock issued as a dividend in kind on the Preferred Stock (including any Make-Whole Payments (as defined in the Certificate of Designation) paid in shares of Common Stock) are issued at the Floor Price, (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrants and assuming the Exercise Price and number of Warrant Shares adjusts to the Floor Price) of Common Stock) are issued at the Floor Price (together, the “Registrable Securities”) no later than 15 calendar days after the date of the Registration Rights Agreement (the “Filing Date”), to use its commercially reasonable efforts to have the registration statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the date of the Registration Rights Agreement (or 90 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC) (the “Effectiveness Date”), provided that if the SEC is closed following the filing date, in part or in full, for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the SEC remains closed for operations following the filing date. In the event the registration statement is not filed by the Filing Date or declared effective by the Effectiveness Date, the Company will be required under the Registration Rights Agreement to pay to the Purchasers liquidated damages on a weekly basis until cured. The Registration Rights Agreement further provides that the Company shall use commercially reasonable efforts to keep such registration statement effective at all times until all securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Dawson James Securities, Inc. served as the exclusive placement agent in connection with the Private Placement and was paid (i) a cash fee equal to 7.5% of the aggregate gross proceeds of the Private Placement, and (ii) up to $150,000 for legal fees and other out-of-pocket expenses.

The foregoing descriptions of the Certificate of Designation, Purchase Agreement, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 3.1, 10.1, 4.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s Preferred Stock issued under the Purchase Agreement were, and the shares of the Company’s Common Stock to be issued upon conversion of the Preferred Stock or exercise of the Warrants will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares of Preferred Stock and Common Stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. The Company relied, in part on representations made by the Purchasers in the Purchase Agreement. Each Purchaser has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Item 3.03. Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the Certificate of Designation are incorporated herein by reference, a copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the Certificate of Designation are incorporated herein by reference, a copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Certificate of Amendment to Amended and Restated Certificate of Incorporation

On October 16, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware that increased the number of the Company’s authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 16, 2025, the Company issued a press release (the “Press Release”) announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished and shall not be deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
3.1	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation
4.1	Form of Warrant
10.1*	Form of Securities Purchase Agreement, dated October 16, 2025
10.2	Form of Registration Rights Agreement, dated October 16, 2025
99.1	Pricing Press Release, dated October 16, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE AND GREEN DEVELOPMENT CORPORATION

Dated: October 22, 2025	By:	/s/ Nicolai Brune
		Name:	Nicolai Brune
		Title:	Chief Financial Officer